UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 16, 2016

GREEN PLAINS PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37469	47-3822258
(Commission file number)	(IRS employer identification no.)

450 Regency Parkway, Ste. 400, Omaha, Nebraska	68114
(Address of principal executive offices)	(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 16, 2016, Green Plains Operating Company LLC (“OpCo”), a wholly-owned subsidiary of Green Plains Partners LP (the “Partnership”), entered into, as borrower, a First Amendment to Credit Agreement (“Amended Credit Facility”) to its 5-year credit agreement, dated July 1, 2015, with Bank of America, N.A., as administrative agent, and certain other commercial lending institutions as lenders and letter of credit issuing banks. Under the Amended Credit Facility, the revolving credit facility available to OpCo was increased from $100.0 million to $155.0 million. The Amended Credit Facility is available to fund working capital, acquisitions, distributions and capital expenditures and for other general partnership purposes. The Amended Credit Facility may be increased by up to an aggregate of $100.0 million without the consent of the lenders and is available for revolving loans, including a sublimit of $30.0 million for swing line loans and a sublimit of $30.0 million for letters of credit.

Loans under the Amended Credit Facility will bear interest at a floating rate based upon the Partnership’s maximum consolidated net leverage ratio equal to either (a) a base rate plus a range from 125 to 200 basis points per annum or (b) a LIBOR rate, plus a range of 225 to 300 basis points. The base rate is established as the highest of (i) the rate which Bank of America, N.A. announces, from time to time, as its prime lending rate, (ii) daily one-month LIBOR plus 100 basis points per annum and (iii) the federal funds rate plus 50 basis points per annum.

The foregoing description of the Amended Credit Facility is not complete and is qualified in its entirety by reference to the full text of the Amended Credit Facility, which is filed as Exhibit 10.1 to this Current Report on Form 8-K,  which is incorporated into this Item 1.01 by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Amended Credit Facility provided above under Item 1.01 is incorporated into this Item 2.03 by reference. A copy of the Amended Credit Facility is filed as Exhibit 10.1 to this Current Report on Form 8‑K, which is incorporated into this Item 2.03 by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report.

NumberDescription

10.1First Amendment to Credit Agreement, dated September 16, 2016, by and among Green Plains Operating Company LLC, as the Borrower, the subsidiaries of the Borrower identified therein, Bank of America, N.A. and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 16, 2016	Green Plains Partners LP By: /s/ Jerry L. Peters Jerry L. Peters Chief Financial Officer (Principal Financial Officer)